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                                                                     EXHIBIT 4.2


                             STOCK OPTION AGREEMENT

        This agreement, dated as of the 21st day of July 2000 by and between MRV Communications, Inc., a Delaware corporation (hereinafter called the "Company"), party of the first part, and _____________________________________ (hereinafter called "optionee"), a party of the second part;

                                   WITNESSETH

        Whereas, the Company has adopted the "the 2000 MRV Communications, Inc. Stock Option Plan for Employees of Optronics International Corp." (the "Plan") to permit options to be granted to certain employees of the Company and its subsidiaries, including Optronics International Corp ("OIC") to purchase common shares of the Company; and

        Whereas, the optionee is employed by the employer corporation in a key capacity, and the Company desires him or her to remain in such employ, to secure or increase his or her stock ownership in the Company in order to increase his or her incentive and personal interest in the welfare of the employer corporation and to replace options such employee had or may have had with OIC prior to its acquisition by the Company;

        Now, therefore, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

        1. Subject to the terms and conditions set forth herein, the Company grants to the optionee the option to purchase from the Company all or any part of an aggregate amount of _________ common shares of the Company authorized and unissued or, at the option of the Company, treasury stock if available (hereinafter, the "optioned shares").

        2. The price per share (the "option price") to be paid for the optioned shares shall be six United States dollars (US$6.00) per share. The Option Price shall be paid in United States dollars or its equivalent in New Taiwan dollars at the exchange rate in effect at the time this option is exercised.

        3. Subject to the provisions of paragraphs four (4) and six (6) hereof, the option granted hereby may be exercised by the optionee in installments of 1.667% of the optioned shares per month beginning on May 31, 2000 and ending as provided in paragraph 6 below. Optionee acknowledges that he or she understands he or she has no right whatsoever to exercise the option granted hereunder with respect to any optioned shares covered by any installment until such installment accrues as provided above and that all unaccrued installments shall cease to accrue on the date of termination of optionee's employment, consulting or other arrangement with OIC, the Company or its affiliated companies (the "employer corporation").

        4. The option herein granted may be exercised only by written notice of intent to exercise the option, served upon the secretary of the Company at its offices at 20415 Nordhoff Street, Chatsworth, California 91311 specifying the number of shares in respect of which the option is being exercised, accompanied by payment for such shares in cash or by certified check or bank draft to the order of the Company. Such shares, upon payment of the purchase price, shall be fully paid and nonassessable.

        5. The option herein granted shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the optionee only by the optionee.

        6. The option granted hereunder shall expire and become unexercisable on or before the earliest of the following dates, whichever is applicable: (i) May 31, 2006; (ii) the date of the optionee's termination of employment from the employer corporation for any reason other than death or disability; or (iii) the date that is one year following the optionee's termination of employment from the employer corporation by reason of his or her death, or by reason of his or her disability, whichever is applicable.


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        7. If any of the events specified in paragraph 14 of the Plan occur, the adjustments in optioned shares and option price therein provided shall be made.

        8. As to all optioned shares (or any stock issued as a stock dividend thereon or any securities issued in lieu thereof or in substitution therefor), purchased by the optionee or his personal representative upon the exercise of any portion of the option herein granted, the Board or Compensation Committee, in its sole discretion, may require that the optionee or his or her personal representative, as the case may be, agree to any of the following conditions:

                (a) That they sign an investment letter to the effect that they are taking said shares for investment and not for resale.

                (b) That they will comply with such restrictions as may be necessary to satisfy the requirements of the United States Securities Act of 1933.

        9. The optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the optioned shares except to the extent that the option herein granted shall have been exercised with respect thereto and a stock certificate issued therefor. Optionee acknowledges and agrees that this option supersedes and replaces any options optionee had or may have had with OIC or any of its affiliated corporations prior to OIC's acquisition by the Company.

        10. The existence of the option evidence hereby shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        11. As a condition of the granting of the option herein granted, the optionee agrees, for himself or herself and his or her personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this agreement shall be resolved by the Board of Directors of the Company or the Compensation Committee thereof in its sole discretion, and that any interpretation by the Board or committee of any term of this agreement shall be final, binding and conclusive.

        12. If, at any time, the Board or Compensation Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered by the option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the purchase of shares thereunder, the option may not be exercised, in whole or in part, unless and until such listing, registration or qualification shall have been effected free of any conditions not acceptable to the Board or Compensation Committee.

        13. Nothing in this agreement shall be construed to confer upon the optionee any right to continued employment with the employer corporation or to restrict in any way the right of the employer corporation to terminate his or her employment. Optionee acknowledges that in the absence of an express written employment agreement to the contrary, the employer corporation may terminate optionee's employment with the employer corporation at any time, with or without cause. Optonee acknowledges that the option evidenced hereby is being granted to encourage such optionee to secure or increase on reasonable terms his or her stock ownership in the Company.

        14. This Agreement hereby incorporates by reference the Plan and all of the terms and conditions of the Plan as heretofore amended and as the same may be amended from time to time hereafter in accordance with the terms thereof, but no such subsequent amendment shall adversely affect the Optionee's rights under this Agreement and the Plan except as may be required by applicable law.


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        IN WITNESS WHEREOF, the Company has caused this instrument to be exercised by its duly authorized officers, the optionee has hereunto affixed his or her hand.



                                            MRV COMMUNICATIONS, INC.



                                            By:
                                               ---------------------------------

                                                     ---------------------------

                                            Its:
                                                --------------------------------


                                            ------------------------
                                                    Optionee




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